SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2012 (September 5, 2012)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 5, 2012, Donald K. Barbieri informed our board of directors that he intends to retire as Chairman and vacate his position on our board at the end of December 2012. He joined our company in 1969 and was responsible for overseeing development activities for the hotel, entertainment and real estate areas. He was elected to serve on the board in 1978 and has held the role of Chairman since 1996.

On September 10, 2012, Richard L. Barbieri informed our board of his decision to retire from the board at the end of December 2012, or at any earlier time that the board is ready to appoint his replacement. Mr. Barbieri served as legal counsel and Secretary to our company from 1978 to 1994 and as full-time General Counsel from 1994 to 2003. He joined the board in 1978.

Item 8.01	Other Events.

We announced today that our board has suspended the formal strategic alternatives process initiated with BofA Merrill Lynch. The press release that we issued in connection with this announcement is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 11, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: September 11, 2012	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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